Monthly Investor Certificateholders' Statement (K)
                 CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1997-1
                               CUSIP # 140915AC3

     Under subsection 5.3 of the Pooling and Servicing Agreement dated as of November 1, 1997 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and US Bank National Assoc., as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement"), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Equity Loan Trust 1997-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on April 20, 1998(the "Distribution Date") and the performance of the Trust during the month March, 1998 ("the Collection Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution to Certificateholders (Per $1,000 Original Principal Amount of a Certificate).

    1.    The Investor Certificateholder's Floating Allocation
     Percentage for the last day of the preceding
     Collection Period.............................................. 98.95%

    2.    The Investor Certificate distribution amount............  $48.52

    3.    The amount of Investor Certificate Interest  included in
     such distribution, the related Investor Certificate
     Rate and the portion
     thereof attributable to collections in
     respect of the Mortgage Loans............................     $4.8564
     .........................................................      5.9036%
     .........................................................     $4.8564

    4.    The amount, if any, of any Unpaid Investor
     Certificate Interest Shortfall included in
     such distribution (and the amount of interest
     thereon)....................................................    $0.00
     ...........................................................     $0.00

    5.    The amount, if any, of the remaining Unpaid
     Investor Certificate Interest Shortfall
     giving effect to such distribution.........................     $0.00

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    6.    The amount, if any, of principal included in
     such distribution, separately stating the
     components thereof (including the portion
     thereof attributable to collections in respect of
     the Mortgage Loans).......................................     $43.66

    7.    The amount, if any, of the reimbursement of
     previous Investor Loss Reduction Amount
     included such distribution...................................   $0.00

    8.    The amount, if any, of the aggregate
     unreimbursed Investor Loss Reduction
     Amounts after giving effect to such distribution...........     $0.00

    9.    The Servicing Fee for such Distribution
     Date.......................................................     $0.35

   10.    After giving effect to such Distribution
     a. the Invested Amount.......................................   $911.63
     b. the Investor Certificate Principal Balance................   $911.63

   11.    After giving effect to such Distribution
     a. the Spread Account Amount.................................   $12.14
     b. the amount, if any transferred from the Spread Account ...  ($1.73)

   12.    a. The Pool Balance as of the end of the
     preceding Collection Period..........................   $171,780,838.13
     b. the number and aggregate of the Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, at the close of business on the last day of the related Collection Period

                                      Number         Aggregate Balance
          30-59 days                   120             $3,889,456.01
          60-89 days                    39             $1,284,374.59
          90+ days                      10                $85,332.81

   13.    The Certificate Insurance Draw Amount, if any.....     $0.00

   14.    The aggregate Liquidation Loss Amount for all
     Mortgage Loans that became Liquidated Mortgage
     Loans in the Preceding Collection Period................... $0.00

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   15.    The Trust Balance of any Mortgage Loan,
     the related Mortgaged Property of which
     is acquired by the Trust through foreclosure..............  $0.00

   16.    The Pre-Funding Amount...............................  $0.00

   17.    The aggregate Cut-Off Date Trust Balances of Subsequent
     Mortgage Loans purchased during the preceding Collection
     Period..................................................... $0.00

   18.    The amount on deposit in the Capitalized Interest
     Account.................................................... $0.00

   19.    The amount of any Basis Risk Payment included in such
     distribution...........................................     $0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 15th day of April, 1998

                              CHEVY CHASE BANK, F.S.B.
                              as Servicer



                                  By:  \S\ Carol Thomas
                                     _____________________________
                                           Carol Thomas
                                           Vice President